UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On June 17, 2026, QXO Building Products, Inc. (the “Issuer”), a wholly owned subsidiary of QXO, Inc. (“QXO”), completed the previously announced sale of $1,500.0 million of the Issuer’s 6.500% Senior Notes due 2031 (the “2031 Notes”) and $1,500.0 million of the Issuer’s 6.875% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”) in a private offering (the “Offering”) exempt from the registration requirements of the Securities Act of 1933, as amended. The Offering was conducted in connection with the financing of the Company’s previously announced proposed acquisition (the “TopBuild Acquisition”) of TopBuild Corp.

At the closing of the Offering, the gross proceeds from the Offering (the “Proceeds”) were placed into a segregated escrow account (the “Escrow Account”) where they will be held, together with certain other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account for the benefit of the holders of the Notes (collectively, the “Escrowed Property”) pending the consummation of the TopBuild Acquisition or in connection with a Special Mandatory Redemption (as defined below), as applicable. The Notes were issued pursuant to an Indenture, dated as of June 17, 2026 (the “Indenture”), between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”).

Maturity and Interest Payments

The 2031 Notes will mature on July 15, 2031. The 2034 Notes will mature on July 15, 2034. Interest on the 2031 Notes accrues at 6.500% per annum and interest on the 2034 Notes accrues at 6.875% per annum, in each case payable semi-annually, in arrears, on January 15 and July 15 of each year, beginning January 15, 2027.

Security; Guarantees

The Notes are senior obligations of the Issuer and, pending the consummation of the TopBuild Acquisition and release of the Escrowed Property, are secured by a first-priority lien on the Escrowed Property and the Escrow Account. Upon consummation of the TopBuild Acquisition (the “Release Date”), the Notes will be fully and unconditionally guaranteed by each of the Issuer’s wholly-owned domestic restricted subsidiaries that guarantees the Issuer’s senior secured first lien term loan facility and senior secured notes. From and after the Release Date, the Notes and related guarantees will be unsecured obligations of the Issuer and the subsidiary guarantors.

Special Mandatory Redemption

If the TopBuild Acquisition is not consummated on or prior to January 31, 2027, or upon the occurrence of certain other events, the Escrowed Property will not be released to consummate the TopBuild Acquisition and related transactions, but instead will be released to the Trustee for the purpose of redeeming the Notes in accordance with the procedures set forth in the Indenture. The special mandatory redemption price will be a price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Optional Redemption

On or after July 15, 2028, the Issuer may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to July 15, 2028, the Issuer may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any.

Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2028, the Issuer may redeem in the aggregate up to 50% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 106.500%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) remains outstanding after each such redemption.

On or after July 15, 2029, the Issuer may redeem the 2034 Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to July 15, 2029, the Issuer may redeem the 2034 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any.

Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2029, the Issuer may redeem in the aggregate up to 50% of the original aggregate principal amount of the 2034 Notes (calculated after giving effect to any issuance of additional 2034 Notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 106.875%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the 2034 Notes (calculated after giving effect to any issuance of additional 2034 Notes) remains outstanding after each such redemption.

Certain Covenants

The Indenture, among other things, limits the Issuer’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt, guarantee indebtedness or issue certain preferred shares; (ii) pay dividends on or make distributions in respect of, or repurchase or redeem, capital stock or make other restricted payments; (iii) make loans or certain investments; (iv) sell certain assets; (v) create liens on certain assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (vii) enter into certain transactions with affiliates.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), the Issuer must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

In connection with the offering of the Notes, QXO disclosed certain information to prospective investors in the offering memorandum, dated June 3, 2026, excerpts of which are filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 17, 2026, among QXO Building Products, Inc., the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee.
99.1	Excerpt from offering memorandum.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer